Exhibit 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE

May 10, 2011
CONTACT: Stuart Rothstein (212) 822-0722	NYSE: ARI

Apollo Commercial Real Estate Finance, Inc.

Announces First Quarter 2011 Financial Results

and Quarterly Dividend

New York, NY, May 10, 2011— Apollo Commercial Real Estate Finance, Inc. (the “Company”) (NYSE:ARI) reported net income available to common stockholders for the three months ended March 31, 2011 of $5,180, or $0.29 per share. Net income available to common stockholders for the same period in 2010 was $1,742, or $0.16 per share. (All currency amounts discussed herein are in thousands, except share and per share amounts. All per share information is presented on a diluted basis.)

The Company’s GAAP book value per share at March 31, 2011 was $16.77. For purposes of accounting principles generally accepted in the United States of America (“GAAP”), the Company carries loans at amortized cost and its CMBS securities are marked to market. Management has estimated that the fair value of the Company’s financial assets at March 31, 2011 was approximately $17,400 in excess of the carrying value of the Company’s investment portfolio as of the same date, which represents a premium of $0.99 per share over the Company’s GAAP book value as of March 31, 2011, and results in a market value per share of approximately $17.76 per share.

First Quarter Investment Activity

Repurchase Agreement - During March 2011, the Company closed a $47,439 investment structured in the form of a repurchase facility secured by a Class A-2 CDO bond and funded an initial draw totaling $41,418.

The repurchase facility bears interest at 13.0% (10.0% current pay with a 3.0% accrual) on amounts outstanding and has an initial term of 18 months with three six-month extensions options available to the borrower. Any principal repayments that occur prior to the 21st month are subject to a make-whole provision at the full 13.0% interest rate.

In aggregate, the $47,439 of borrowings provided under the facility will finance the purchase of a CDO bond with an aggregate face amount of $68,726, representing an advance rate of 69% on the CDO bond’s face amount. The Class A-2 CDO bond, originally rated AAA/Aaa, is currently rated A-/Baa1. The CDO is comprised of 58 senior and subordinate commercial real estate debt positions and commercial real estate securities with the majority of the debt and securities underlying the CDO being first mortgages.

Commercial Mortgage Loans - During March 2011, the Company closed a commercial mortgage loan secured by a multifamily property in Los Angeles, California with a principal balance of $8,800. The loan had a four month term and an interest rate of 7.5%.

Quarter End Portfolio Summary

The following table sets forth certain information regarding the Company’s investments at March 31, 2011:

Asset type	Cost Basis	Borrowings	Invested equity at cost	Weighted Average IRR *
Commercial mortgage loans	$118,313	$(58,819)	$59,494	12.0%
Subordinate loans	58,973	—	58,973	13.0%
Repurchase agreements	41,418	—	41,418	13.0%
AAA CMBS - financed with TALF borrowings	345,180	(289,439)	55,741	13.3%
AAA CMBS - financed with Wells Facility borrowings	276,061	(239,573)	36,488	11.6%

Total invested equity at cost	$839,945	$(587,831)	$252,114	12.6%

*	The IRRs for the investments shown in the above table reflect the returns underwritten by ACREFI Management, LLC, the Company’s external manager, calculated on a weighted average basis assuming no extensions, dispositions, early prepayments or defaults and include the fully hedged cost of borrowings under the Wells Facility. We have also assumed that the cost of financing each investment will remain constant over the life of the investment. There can be no assurance that the actual IRRs will equal the underwritten IRRs shown in the table. See “Risk Factors” in the reports filed by the Company with the Securities and Exchange Commission for a discussion of some of the factors that could adversely impact the returns received by the Company from the investments shown in the table over time.

Activity Subsequent to March 31, 2011

Repurchase Agreement - During April 2011, the Company funded an additional $6,021 of its $47,439 repurchase facility, bringing the total balance outstanding to $47,439.

Subordinate Loan - During April 2011, the Company closed a $40,000 subordinate loan. The subordinated loan is part of a $245,000 newly originated financing that consists of $170,000 of senior financing and a total of $75,000 of subordinate financing, all of which is secured by a ski resort in California, which is one of the most visited ski resorts in the United States.

The subordinate loan bears interest at a rate of 13.25% and has a term of six years. Prepayments on the subordinate loan are prohibited prior to the third year of the loan and any prepayments prior to the fifth year of the loan are subject to prepayment penalties ranging from 5% to 1%. The entire $245,000 financing represents an appraised loan-to-value of approximately 64% and a debt yield of 17.1% based on trailing twelve month financials

Commercial Mortgage Loan - During April 2011, the Company’s $8,800 commercial mortgage loan secured by a multifamily property in Los Angeles, California was repaid.

Second Quarter Dividend

The Company announced that its Board of Directors declared a dividend of $0.40 per share of common stock which is payable on July 12, 2011 to common stockholders of record on June 30, 2011.

Operating Earnings

The Company reported Operating Earnings (as defined below) of $7,402, or $0.42 per share, for the three months ended March 31, 2011. Operating Earnings is a non-GAAP financial measure that is used to approximate cash available for distribution and is defined by the Company as net income, computed in accordance with GAAP, adjusted for (i) non-cash equity compensation expense, (ii) depreciation and amortization and (iii) any unrealized gains or losses or other non-cash items included in net income. Table 1, provided below, reconciles Operating Earnings per share to net income per share available to common stockholders.

When calculating and presenting Operating Earnings in future quarters, the Company intends to only adjust net income for depreciation and amortization relating to and to the extent the Company forecloses on any properties underlying its target assets. Pursuant to this revised definition, premium amortization ($1,998) and the amortization of deferred financing costs ($358) would not have been added back to net income and Operating Earnings for the three months ended March 31, 2011 would have been $5,046, or $0.29 per share. The Company believes the revised presentation will be helpful to investors as it will more closely align the Company’s disclosure with that of its peers.

Reconciliation of Operating Earnings Per Share to Net Income Available to Common Stockholders Per Share (Table 1)

The table below reconciles Operating Earnings with net income available to common stockholders for the three months ended March 31, 2011:

	Three Months Ended March 31, 2011	Earnings Per Share (Diluted)
Operating earnings:
Net income	$5,180	$0.29
Adjustments:
Unrealized gain on securities	(26)	—
Unrealized gain on derivative instruments	(459)	(0.02)
Non-cash stock-based compensation expense	351	0.02
Amortization expense
Premium amortization	1,998	0.11
Deferred financing cost amortization	358	0.02

Total adjustments:	2,222	0.13

Operating earnings	$7,402	$0.42

Basic weighted average common shares outstanding		17,551,828
Diluted weighted average common shares outstanding		17,670,787

Teleconference Details:

The Company will be hosting a conference call to discuss its financial results on Wednesday, May 11, 2011at 10:00 a.m. Eastern Time. Members of the public who are interested in participating in the Company’s fourth quarter earnings teleconference call should dial from the U.S., (877) 263-2989, or from outside the U.S., (702) 928-7168, shortly before 10:00 a.m. and reference the Apollo Commercial Real Estate Finance, Inc. Teleconference Call (number 61546667). Please note that the teleconference call will be available for replay beginning at 11:00 a.m. on Wednesday, May 11, 2011, and ending at midnight on Wednesday, May 18, 2011. To access the replay, callers from the U.S. should dial (800) 642-1687 and callers from outside the U.S. should dial (706) 645-9291, and enter conference identification number 61546667.

Webcast:

The conference call will also be available on the Company’s website at www.apolloreit.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay of the call will also be available for 30 days on the Company’s website.

About Apollo Commercial Real Estate Finance, Inc.

Apollo Commercial Real Estate Finance, Inc. (NYSE: ARI) is a commercial real estate finance company that originates, invests in, acquires and manages senior performing commercial real estate mortgage loans, commercial mortgage-backed securities, and other commercial real estate-related debt investments in the U.S. The Company is externally managed and advised by ACREFI Management, LLC, a Delaware limited liability company, an indirect subsidiary of Apollo Global Management, LLC. Additional information can be found on the Company’s website at www.apolloreit.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. These forward-looking statements include information about possible or assumed future results of the Company’s business, financial condition, liquidity, results of operations, plans and objectives. When used in this release, the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. For a further list and description of such risks and uncertainties, see the reports filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Apollo Commercial Real Estate Finance, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands – except share and per share data)

	March 31, 2011	December 31, 2010
Assets:
Cash and cash equivalents	$48,075	$37,894
Contractual deposits	144	—
Securities available-for-sale, at estimated fair value	349,662	363,660
Securities at estimated fair value	274,322	279,124
Commercial mortgage loans, held for investment	118,313	109,695
Subordinate loans, held for investment	58,973	58,985
Repurchase agreements, held for investment	41,418	—
Principal and interest receivable	8,250	5,553
Deferred financing costs, net	2,459	2,818
Derivative instruments, net	846	387
Other assets	28	31

Total Assets	$902,490	$858,147

Liabilities and Stockholders’ Equity
Liabilities:
TALF borrowings	$289,439	$297,334
Borrowings under repurchase agreements	298,392	242,728
Accounts payable and accrued expenses	2,031	2,375
Payable to related party	1,088	683
Dividends payable	7,116	7,189
Deferred underwriting fee ($8,000 of which is payable to the Manager)	10,000	10,000

Total Liabilities	608,066	560,309

Commitments and Contingencies

Stockholders’ Equity:
Common stock, $0.01 par value, 450,000,000 shares authorized, 17,551,828 shares issued and outstanding in 2011 and 2010	175	175
Additional paid-in-capital	289,767	291,304
Accumulated other comprehensive income	4,482	6,359

Total Stockholders’ Equity	294,424	297,838

Total Liabilities and Stockholders’ Equity	$902,490	$858,147

Apollo Commercial Real Estate Finance, Inc. and Subsidiaries

Condensed Consolidated Statement of Operations (Unaudited)

(in thousands – except share and per share data)

	Three months ended March 31, 2011	Three months ended March 31, 2010
Net interest income:
Interest income from securities	$6,656	$3,174
Interest income from commercial mortgage loans	2,313	798
Interest income from subordinate loans	1,909	1,639
Interest income from repurchase agreements	60	—
Interest expense	(3,339)	(1,709)

Net interest income	7,599	3,902

Operating expenses:
General and administrative expenses (includes $351 and $390 of non-cash stock based compensation in 2011 and 2010, respectively)	(1,380)	(1,407)
Management fees to related party	(1,088)	(726)

Total operating expenses	(2,468)	(2,133)
Interest income from cash balances	5	6
Realized loss on sale of security	—	(33)
Unrealized loss on securities	26	—
Unrealized loss on derivative instruments	459	—
Realized loss on derivative instruments	(441)	—

Net income	$5,180	$1,742

Basic net income per share of common stock	$0.30	$0.16

Diluted net income per share of common stock	$0.29	$0.16

Basic weighted average common shares outstanding	17,551,828	10,752,292
Diluted weighted average common shares outstanding	17,670,787	10,762,500

Dividend declared per share of common stock	$0.40	$0.35